Exhibit 99

        Shells Seafood Restaurants, Inc. Reports Second Quarter Results

    TAMPA, Fla., July 23 /PRNewswire-FirstCall/ -- Shells Seafood Restaurants, Inc. (OTC Bulletin Board: SHLL) today reported net income for the second quarter ended June 27, 2004 of $258,000 or $0.02 per share, compared to net income for the second quarter ended June 29, 2003 of $244,000 or $0.02 per share. Net income for the 26 weeks of 2004 was $903,000 or $0.09 per share based on 10,618,000 diluted common shares outstanding. In comparison, net income for the 26 weeks of 2003 was $1,028,000 or $0.09 per share based on 11,414,000 diluted common shares.

    The results for the 26-week periods of 2004 and 2003 included non-recurring income of $211,000 and $161,000, respectively. Non-recurring income for the second quarter and the first 26-week period of 2004 included a refund and corresponding reduction in reserves for workers' compensation funding of $161,000 and a gain on disposition of property of $89,000, offset in part by a one-time charge for severance expense of $39,000. Non-recurring income for 2003 included a refund and corresponding reduction in reserves for workers' compensation funding of $197,000, offset in part by a $36,000 inventory write down. Exclusive of these non-recurring items in 2004, net income for the second quarter and the first 26-week period of 2004 were $47,000 or $0.00 per share diluted and $692,000 or $0.07 per share diluted, respectively. Exclusive of these non-recurring items in 2003, net income for the second quarter and the first 26-week period of 2003 were $83,000 or $0.01 per share diluted and $867,000 or $0.08 per share diluted, respectively.

    Revenues for the second quarter of 2004 decreased by 7.6% to $10,997,000 from $11,901,000 in the comparable period in 2003. Same store sales for the second quarter of 2004 declined 4.2% from the comparable quarter in 2003. Revenues for the 26-week period of 2004 decreased by 5.3% to $23,588,000 from $24,913,000 in the comparable period in 2003. Same store sales for the 26-week period in 2004 decreased 2.8% from the comparable period in 2003. The Company operated 26 restaurants as of the second quarter ended 2004 compared to 28 restaurants at the end of the comparable quarter of 2003. One restaurant closed in each of the first and second quarters of 2004.

    "We've updated the Shells concept, enhancing the quality and flavor of our food, improving our service and adding new menu and beverage choices," said CEO Leslie Christon. "Our biggest challenge remains attracting new and former guests in to experience the exciting changes we've made. We are working hard to address this issue and are currently exploring several changes to improve the appearance and atmosphere of our restaurants."

    "Clearly it is taking longer than we'd hoped for the changes we're making to positively impact sales," Christon added. "But we continue to get very favorable responses from our customers, know that we've charted the right long-term course for Shells and remain confident in our turnaround strategy."


    The Company currently manages and operates 26 full-service, neighborhood seafood restaurants in Florida under the name "Shells". Shells restaurants feature a wide selection of seafood items, including shrimp, oysters, clams, scallops, lobster, crab, and daily fresh fish specials, cooked to order in a variety of ways: steamed, sauteed, grilled, blackened and fried. Shells restaurants also offer a wide selection of signature pasta dishes, appetizers, salads and desserts.


    In addition to seasonal fluctuations, the Company's quarterly and annual operating results are affected by a wide variety of other factors that could materially and adversely affect revenues and profitability, including changes in consumer preferences, tastes and eating habits; increases in food and labor costs; the availability of qualified labor; national, regional and local economic and weather conditions; promotional timings and seasonality; demographic trends and traffic patterns; changes in travel and tourism tendencies, particularly in light of world events; competition from other restaurants and food service establishments; cash balances available for operating activities; and the timing, costs and charges relating to restaurant openings and closings. As a result of these and other factors, the Company may experience material fluctuations in future operating results on a quarterly or annual basis, which could materially and adversely affect its business, financial condition, operating results, and stock price. Furthermore, this press release and other documents filed by the Company with the Securities and Exchange Commission ("SEC") contain certain forward-looking statements with respect to the business of the Company and the industry in which it operates. These forward-looking statements are subject to certain risks and uncertainties, including those mentioned above, which may cause results to differ significantly from these forward-looking statements. An investment in the Company involves various risks, including those mentioned above and those which are detailed from time-to-time in the Company's SEC filings.


                         SHELLS SEAFOOD RESTAURANTS, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                      (In thousands, except per share data)

                                                      (Unaudited)
                                         13 Weeks 13 Weeks 26 Weeks 26 Weeks
                                            Ended    Ended    Ended    Ended
                                          June 27, June 29, June 27, June 29,
                                             2004     2003     2004     2003

    Revenues                               $10,997  $11,901  $23,588  $24,913

    Costs and expenses:
      Cost of sales                          3,731    3,927    7,841    8,150
      Labor and other related expenses       3,250    3,496    6,998    7,353
      Other restaurant operating expenses    2,511    2,880    5,322    5,709
      General and administrative expenses      866      874    1,660    1,714
      Depreciation and amortization            283      263      579      524
       Income from operations                  356      461    1,188    1,463

    Interest expense, net                     (101)    (115)    (202)    (238)
    Other expense                               74      (32)      57      (53)
    Income before elimination of minority
     partner interest and income taxes         329      314    1,043    1,172
    Elimination of minority partner
     interest                                  (71)     (70)    (140)    (144)
    Income before provision for income
     taxes                                     258      244      903    1,028
    Income tax expense                          --       --       --       --

    Net income                                $258     $244     $903   $1,028

    Net income per share of common stock:
      Basic                                  $0.05    $0.05    $0.19    $0.23
      Diluted                                $0.02    $0.02    $0.09    $0.09

    Average number of weighted common
     shares outstanding:
      Basic                                  4,721    4,562    4,677    4,508
      Diluted                               10,445   11,466   10,618   11,414




                         SHELLS SEAFOOD RESTAURANTS, INC.
                              (Dollars in thousands)

                                                      (Unaudited)
                                         13 Weeks 13 Weeks 26 Weeks 26 Weeks
                                            Ended    Ended    Ended    Ended
                                          June 27, June 29, June 27, June 29,
                                             2004     2003     2004     2003
    System-wide sales:
      Company-owned restaurants (1)        $10,949  $11,859  $23,495  $24,827
      Licensed restaurants (2)               2,072    1,571    4,339    3,584
      Total                                $13,021  $13,430  $27,834  $28,411

    Number of restaurants at end of
     period:
      Company-owned restaurants (1)                               22       24
      Licensed restaurants (2)                                     4        4
      Total                                                       26       28

    Balance sheet data:
      Cash                                                    $1,053   $2,253
      Working capital (deficiency)                            (4,664)  (1,903)
      Total assets                                            11,925   14,206
      Stockholders' equity                                     2,102    3,245

    (1) Includes one joint venture restaurant in which the Company has a 51% equity interest.
    (2) Includes one restaurant that was closed between March 3 and June 23, 2003 due to a fire.




SOURCE  Shells Seafood Restaurants, Inc.
    -0-                             07/23/2004
    /CONTACT: Rick Van Warner, +1-407-628-3104, or Warren Nelson, +1-813-961-0944, both of Shells Seafood/
    /Web site:  http://www.shellsseafood.com /
    (SHLL)

CO:  Shells Seafood Restaurants, Inc.
ST:  Florida
IN:  OTC RST
SU:  ERN